Exhibit 10(m)

MSA SAFETY INCORPORATED
MSA Corporate Center
1000 Cranberry Woods Drive
Cranberry Township, PA 16066

2023 MANAGEMENT EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

MSA SAFETY INCORPORATED, a Pennsylvania corporation (the “Company”), and the award recipient (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

. Restricted Stock Unit Award. The Company hereby confirms the award to the Grantee of restricted stock units, each unit representing one (1) share of common stock of the Company (the “Restricted Units”), that will be issued to the Grantee upon the lapse of the restrictions set forth below. The award date (the “Date of Grant”) and the number of units are set forth in the Grantee’s particular “Award Number” on the Fidelity Stock Plan Services website to which this Agreement relates. This award is made under and subject to the terms and conditions of the Company’s 2023 Management Equity Incentive Plan (the “Plan”) and this Agreement. Restricted Units are not shares of stock and Grantee shall not be a shareholder with respect to the same until the shares are issued upon the lapse of restrictions. The Grantee shall not have shareholder rights and may not vote or receive dividends or other distributions, until the restrictions have lapsed and shares have been issued to the Grantee. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires. This Restricted Units award shall be effective only upon receipt by the Company of this Agreement, executed by the Grantee by electronic acceptance.

. Acceptance of Restricted Unit Award. The Grantee accepts the award of the Restricted Units confirmed by this Agreement, acknowledges having received a copy of the Plan and the current Prospectus related to the Plan (and consents to the electronic delivery of the Plan and the Prospectus through the link to the same on the Fidelity Stock Plan Services website), and agrees to be bound by the terms and provisions of the Plan, as the Plan may be amended from time to time; provided, however, that no amendment or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the Restricted Units.

. Restrictions.

(A) If the Grantee’s employment with the Company or a Subsidiary terminates for any reason, other than as a result of the Grantee’s death, Disability or Retirement, prior to March 8 of the third year following the Date of Grant, the Restricted Units shall upon such termination of employment and without any further action, be forfeited by the Grantee and have no further force or effect.

If the Grantee remains employed with the Company or a Subsidiary through March 8 of the third year following the Date of Grant and the Restricted Units have not been previously forfeited to the Company pursuant to Section 3(B) hereof, the employment restriction imposed hereby shall lapse, and a certificate representing shares of the Company’s common stock shall be issued or transferred by the Company to the Grantee or the shares shall be issued in book entry form in the name of the Grantee on such date.

If the Grantee’s employment with the Company or a Subsidiary terminates as a result of the Grantee’s death or Disability, the employment restriction imposed hereby on the Restricted Units which are still valid and have not been previously forfeited to the Company pursuant to Section 3(B) hereof shall lapse, and a certificate representing such shares shall be issued or transferred by the Company to the Grantee (or the Grantee’s personal representative) or the shares shall be issued in book entry form in the name of the Grantee (or the Grantee’s personal representative) on the first regularly scheduled payroll date following the Grantee’s termination, and in all events within 90 days following the Grantee’s separation from service, and provided that the Grantee may not elect the date, or designate the taxable year, of payment. If the Grantee’s employment with the Company or a Subsidiary terminates as a result of the Grantee’s Retirement either on or after age 55 with at least fifteen years of credited employment with the Company and its affiliates (“Age 55 Retirement”), on or after age 60 with at least ten years of credited employment with the Company and its affiliates (“Age 60 Retirement”) or on or after age 65 (“Age 65 Retirement”), the employment restriction imposed hereby on the Restricted Units which are still valid and have not been previously forfeited to the Company pursuant to Section 3(B) hereof shall lapse as follows:

(i) In the case of an Age 55 Retirement, upon a number of Restricted Units equal to (x) the number of whole months from January 1, 2024 through the date upon which the Grantee’s employment is terminated, divided by (y) 36, with the result multiplied by (z) the number of Restricted Units awarded hereunder, and the remainder of the Restricted Units shall be forfeited;

(ii) In the case of an Age 60 Retirement or Age 65 Retirement:

a. for any Restricted Units awarded during the year in which Retirement occurs, upon a number of such Restricted Units equal to (x) the number of whole months from January 1, 2024 through the date upon which the Grantee’s employment is terminated, divided by (y) 12, with the result multiplied by (z) the number of Restricted Units awarded during the year in which Retirement occurs, and the remainder of the Restricted Units shall be forfeited; and

b. for all Restricted Units awarded prior to the year in which Retirement occurs; and a certificate representing such shares upon which the restrictions on Restricted Units have lapsed shall be issued or transferred by the Company to the Grantee or the shares shall be issued in book entry form in the name of the Grantee on the first regularly scheduled payroll date following the Grantee’s termination, and in all events within 90 days following the Grantee’s separation from service, and provided that the Grantee may not elect the date, or designate the taxable year, of payment. The employment restriction described above shall also lapse in connection with a termination of the employment of Grantee by the Company without “Cause” (defined below) or a termination of the employment of the Grantee for “Good Reason” (defined below), in either case within two years following the occurrence of a Change in Control of the Company, in which case a certificate representing such shares or shares in book entry form shall be issued on the first regularly scheduled payroll date following the Grantee’s termination, and in all events within 90 days following the Grantee’s separation from service, and provided that the Grantee may not elect the date, or designate the taxable year, of payment.

For purposes of the foregoing, following a Change in Control, “Good Reason” shall have the same meaning as provided in that certain Change-in-Control Severance Agreement between the Grantee and the Company dated as of March 7, 2014 or later, and “Cause” shall mean any termination of employment where it can be shown that the Grantee has (i) willfully failed to perform his or her employment duties for the Company or an Affiliate, (ii) willfully engaged in conduct that is materially injurious to the Company or an Affiliate, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this definition, no act or failure to act on the Grantee’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or Affiliate. Notwithstanding the foregoing, in the event such issuances are conditioned upon a separation from service and not compensation the Grantee could receive without separating from service, then no such issuances may be made to a Grantee who is a “specified employee” under Section 409A of the Code until, and the issuance shall be made upon, the first day following the six month anniversary of the Grantee’s separation from service or the Grantee’s earlier death.

(B) If a Grantee engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Company or any of its Subsidiaries, all Restricted Units remaining subject to the employment restriction imposed hereby shall be immediately forfeited to the Company, and the Grantee shall have no further rights with respect to such Restricted Units. Whether a Grantee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(C) Restricted Stock Units are subject to the Company’s Recoupment Policy, as it may be amended from time to time. Restricted Stock Units which have not vested may be deemed by the Company to be forfeited by the Grantee without payment therefor and/or the Grantee may be required to return any shares delivered to Grantee with respect to the Restricted Stock Units or to repay gains realized from sale of such shares upon demand by the Company pursuant to the Company’s Recoupment Policy on the basis of any circumstances described therein.

(D) Shares acquired by the Grantee upon the vesting of Restricted Units are subject to the Company’s share ownership and retention policy.

(E) The Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any Restricted Units, or any rights or interests appertaining thereto, prior to the lapse of the employment restriction imposed hereby and the issuance or transfer to the Grantee of certificates with respect to the shares issued hereunder, except that, subject to the provisions of Section 3(A) hereof, the Restricted Units may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death.

(F) In addition to the restrictions imposed hereby, the Restricted Units and any rights or interests appertaining thereto may not be sold, exchanged, assigned, alienated, pledged, hypothecated, encumbered, charged, given, transferred or otherwise disposed of, either voluntarily or by operation of law, until six months have elapsed from the effective date of this Restricted Unit award unless the employment restriction applicable to the Restricted Unit has lapsed as a result of the Grantee’s death or disability within the meaning of Section 409A(2)(C) of the Code.

. Withholding of Taxes. The Grantee shall be advised by the Company or a Subsidiary as to the amount of any income or employment taxes required to be withheld by the Company or such Subsidiary on the compensation income resulting from the issuance of the Shares.

The Grantee shall pay any taxes required to be withheld directly to the Company or any Subsidiary in cash upon request. If the Grantee does not pay any taxes required to be withheld directly to the Company or one of its Subsidiaries within ten days after any such request, the Company or any of its Subsidiaries may withhold such taxes from any other compensation to which the Grantee is entitled from the Company or any of its Subsidiaries. The Grantee shall hold the Company and its Subsidiaries harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

With the approval of the Committee (or, in the case of deduction by the unilateral action of the Committee), shares of Common Stock may be deducted by the Company from the shares issuable for the Restricted Units, or the Grantee may deliver to the Company shares of Common Stock already owned by the Grantee, to satisfy any tax withholding obligation in whole or in part, as long as such withholding or delivery of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities, or the Company’s policies including its Insider Trading Policy. The number of shares of Common Stock to be deducted or delivered shall be determined by reference to the Fair Market Value of such shares on the applicable date.

. Interpretation of Plan and Agreement. This Agreement is the restricted stock units agreement referred to in Section 5 of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Agreement shall control. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee, and the decision of the Committee shall be final, binding and conclusive for all purposes.

. Effect of Agreement on Rights of Company and Grantee. This Agreement does not confer any right on the Grantee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of the Grantee.

. Binding Effect. This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

. Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

. Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, United States of America.

By accepting this award, the Company and the Grantee accept the terms of this Agreement as of the Date of Grant.